Archrock Reports Third Quarter 2023 Results

HOUSTON, November 1, 2023 - Archrock, Inc. (NYSE: AROC) (“Archrock”) today reported results for the third quarter of 2023.

Third Quarter 2023 Highlights

●	Revenue for the third quarter of 2023 was $253.4 million compared to $213.7 million in the third quarter of 2022.
●	Net income for the third quarter of 2023 was $30.9 million compared to $15.4 million in the third quarter of 2022.
●	Adjusted EBITDA (a non-GAAP measure defined below) for the third quarter of 2023 was $120.2 million compared to $91.9 million in the third quarter of 2022.
●	Leverage ratio at the end of the third quarter of 2023 was 3.8x compared to 4.3x at the end of the third quarter of 2022.
●	Declared a quarterly dividend of $0.155 per common share for the third quarter of 2023, resulting in dividend coverage of 2.6x.
●	Repurchased 354,012 common shares at an average price of $12.49 per share for an aggregate of $4.4 million.
●	Achieved record period-end utilization of 96% for the third quarter of 2023 compared to 89% in the third quarter of 2022.
●	Expect to deliver close to the high-end of previously issued 2023 Adjusted EBITDA guidance of $430 million to $450 million due to solid underlying business performance.

Management Commentary and Outlook

“During the third quarter, we delivered excellent operational and financial performance and set new records for utilization, monthly revenue per horsepower and quarterly Adjusted EBITDA,” said Brad Childers, Archrock’s President and Chief Executive Officer. “In addition, we drove our contract operations gross margin to 64%, up 150 basis points compared to the second quarter of 2023, as the pricing trajectory for our services continues to be positive and we maintain our focus on cost management. We also achieved a milestone leverage ratio of 3.8x times and increased returns to our shareholders through both a dividend raise and share buybacks.

“Our 2024 new build capital is fully committed and we are seeing booking demand extend into 2025. Investment in oil basins with associated gas remains strong, and our customers are planning critical infrastructure to support growing LNG exports from the U.S. We believe durable natural gas production growth and strong demand for compression, combined with tight equipment supply and continued capital discipline across the value chain, support a steady and prolonged upcycle for our business.

“Against these unprecedented compression market conditions, we are excited about what Archrock’s transformed platform can continue to deliver next year and beyond. This includes our expectation for enhanced profitability, improved financial returns and positive free cash flow. For 2024, we remain committed to our differentiated capital allocation framework, which includes increasing shareholder returns through annual dividend growth of 5%, reducing our leverage ratio further to a range of 3.0 to 3.5 times, all while funding right-sized and high-return new build capital expenditures and preserving optionality to buy back additional shares,” concluded Childers.

Third Quarter 2023 Financial Results

Archrock’s third quarter 2023 net income of $30.9 million included a non-cash long-lived and other asset impairment of $2.9 million and restructuring charges of $0.6 million. Archrock’s third quarter 2022 net income of $15.4 million included a non-cash long-lived and other asset impairment of $4.2 million.

Adjusted EBITDA for the third quarter of 2023 and 2022 included $3.2 million and $12.7 million, respectively, in net gains related to the sale of compression and other assets.

Contract Operations

For the third quarter of 2023, contract operations segment revenue totaled $207.6 million, an increase of 22% compared to $170.5 million in the third quarter of 2022. Gross margin (a non-GAAP measure defined below) was $132.3 million, up 34% from $98.8 million. Gross margin percentage was 64% for the third quarter of 2023, compared to 58% in the third quarter of 2022. Total operating horsepower at the end of the third quarter of 2023 was 3.6 million compared with 3.4 million at the end of the third quarter of 2022. Utilization at the end of the third quarter of 2023 was 96%, compared to 89% at the end of the third quarter of 2022.

Aftermarket Services

For the third quarter of 2023, aftermarket services segment revenue totaled $45.8 million, compared to $43.2 million in the third quarter of 2022. Gross margin of $9.1 million increased 25% compared to $7.3 million in the third quarter of 2022. Gross margin percentage was 20% for the third quarter of 2023, compared to 17% for the third quarter of 2022.

Balance Sheet

Long-term debt was $1.6 billion at September 30, 2023 and our available liquidity totaled $439.0 million. Our leverage ratio was 3.8x, compared to 4.3x as of September 30, 2022.

Shareholder Returns

Quarterly Dividend

Our Board of Directors recently declared a quarterly dividend of $0.155 per share of common stock, or $0.62 per share on an annualized basis. Dividend coverage in the third quarter of 2023 was 2.6x. The third quarter 2023 dividend will be paid on November 14, 2023 to stockholders of record at the close of business on November 7, 2023.

Share Repurchase Program

During the quarter ended September 30, 2023, Archrock repurchased 354,012 common shares at an average price of $12.49 per share, for an aggregate of approximately $4.4 million. Approximately $43.5 million remains available for future common share repurchases under Archrock’s share repurchase program.

Summary Metrics

(in thousands, except percentages, per share amounts and ratios)

	Three Months Ended
	September 30,		June 30,		September 30,
	2023		2023		2022
Net income	$30,858		$24,653		$15,371
Adjusted EBITDA	$120,150		$112,775		$91,919

Contract operations revenue	$207,552		$201,120		$170,497
Contract operations gross margin	$132,279		$125,087		$98,803
Contract operations gross margin percentage	64%		62%		58%

Aftermarket services revenue	$45,815		$46,423		$43,171
Aftermarket services gross margin	$9,127		$11,080		$7,338
Aftermarket services gross margin percentage	20%		24%		17%

Selling, general, and administrative	$28,558		$28,649		$30,500

Cash available for dividend	$63,021		$52,227		$41,354
Cash available for dividend coverage	2.6	x	2.1	x	1.8	x

Free cash flow	$62,859		$(62,738)		$56,296
Free cash flow after dividend	$38,609		$(86,242)		$33,737

Total available horsepower (at period end)	3,773		3,770		3,747
Total operating horsepower (at period end)	3,608		3,578		3,353
Horsepower utilization spot (at period end)	96%		95%		89%

Conference Call Details

Archrock will host a conference call on Thursday, November 2, 2023, to discuss third quarter 2023 financial results. The call will begin at 12:00 p.m. Eastern Time.

To listen to the call via a live webcast, please visit Archrock’s website at www.archrock.com. The call will also be available by dialing 1 (833) 470-1428 in the United States or 1 (929) 526-1599 for international calls. The access code is 492822.

A replay of the webcast will be available on Archrock’s website for 90 days following the event.

*****

Adjusted EBITDA, a non-GAAP measure, is defined as net income (loss) excluding interest expense, income taxes, depreciation and amortization, long-lived and other asset impairment, unrealized change in fair value of investment in unconsolidated affiliate, restructuring charges, non-cash stock-based compensation expense, amortization of capitalized implementation costs and other items. A reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure, and a reconciliation of our full year 2023 Adjusted EBITDA guidance to net income appear below.

Gross margin, a non–GAAP measure, is defined as revenue less cost of sales (excluding depreciation and amortization). Gross margin percentage is defined as gross margin divided by revenue. A reconciliation of gross margin to net income, the most directly comparable GAAP measure, appears below.

Cash available for dividend, a non-GAAP measure, is defined as net income (loss) excluding interest expense, income taxes, depreciation and amortization, long-lived and other asset impairment, unrealized change in fair value of investment in unconsolidated affiliate, restructuring charges, non-cash stock-based compensation expense, amortization of capitalized implementation costs and other items, less maintenance capital expenditures, other capital expenditures, cash taxes and cash interest expense. Reconciliations of cash available for dividend to net income and net cash provided by operating activities, the most directly comparable GAAP measures, and a reconciliation of our updated full year 2023 cash available for dividend guidance to net income appear below.

Free cash flow, a non-GAAP measure, is defined as net cash provided by operating activities plus net cash provided by (used in) investing activities. A reconciliation of free cash flow to net cash provided by operating activities, the most directly comparable GAAP measure, appears below.

Free cash flow after dividend, a non-GAAP measure, is defined as net cash provided by operating activities plus net cash provided by (used in) investing activities less dividends paid to stockholders. A reconciliation of free cash flow after dividend to net cash provided by operating activities, the most directly comparable GAAP measure, appears below.

About Archrock

Archrock is an energy infrastructure company with a primary focus on midstream natural gas compression and a commitment to helping its customers produce, compress and transport natural gas in a safe and environmentally responsible way. Headquartered in Houston, Texas, Archrock is the leading provider of natural gas compression services to customers in the energy industry throughout the U.S. and a leading supplier of aftermarket services to customers that own compression equipment. For more information on how Archrock embodies its purpose, WE POWER A CLEANER AMERICA, visit www.archrock.com.

Forward-Looking Statements

All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward–looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward–looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors that could cause actual results to differ materially from such statements, many of which are outside the control of Archrock, Inc. Forward–looking information includes, but is not limited to statements regarding: guidance or estimates related to Archrock’s results of operations or of financial condition; fundamentals of Archrock’s industry, including the attractiveness of returns and valuation, stability of cash flows, demand dynamics and overall outlook, and Archrock’s ability to realize the benefits thereof; Archrock’s expectations regarding future economic, geopolitical and market conditions and trends; Archrock’s operational and financial strategies, including planned growth, coverage and leverage reduction strategies, Archrock’s ability to successfully effect those strategies, and the expected results therefrom; Archrock’s financial and operational outlook; demand and growth opportunities for Archrock’s services; structural and process improvement initiatives, the expected timing thereof, Archrock’s ability to successfully effect those initiatives and the expected results therefrom; the operational and financial synergies provided by Archrock’s size; and statements regarding Archrock’s dividend policy.

While Archrock believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. The factors that could cause results to differ materially from those indicated by such forward-looking statements include, but are not limited to: changes in customer, employee or supplier relationships; local, regional and national economic and financial market conditions and the impact they may have on Archrock and its customers; changes in tax laws; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; changes in economic conditions in key operating markets; impacts of world events; the financial condition of Archrock’s customers; the failure of any customer to perform its contractual obligations; Archrock’s ability to develop and deploy new technologies and services, including ECOTEC’s products and services, and the expected results therefrom; changes in safety, health, environmental and other regulations; and the effectiveness of Archrock’s control environment, including the identification of control deficiencies.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Archrock’s Annual Report on Form 10-K for the year ended December 31, 2022, Archrock’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023 and those set forth from time to time in Archrock’s filings with the Securities and Exchange Commission, which are available at www.archrock.com. Except as required by law, Archrock expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE: Archrock, Inc.

For information, contact:

Megan Repine

VP of Investor Relations

281-836-8360

investor.relations@archrock.com

Archrock, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended
	September 30,	June 30,	September 30,
	2023	2023	2022
Revenue:
Contract operations	$207,552	$201,120	$170,497
Aftermarket services	45,815	46,423	43,171
Total revenue	253,367	247,543	213,668

Cost of sales (excluding depreciation and amortization):
Contract operations	75,273	76,033	71,694
Aftermarket services	36,688	35,343	35,833
Total cost of sales (excluding depreciation and amortization)	111,961	111,376	107,527

Selling, general and administrative	28,558	28,649	30,500
Depreciation and amortization	42,155	41,210	39,953
Long-lived and other asset impairment	2,922	2,892	4,154
Restructuring charges	592	(85)	—
Interest expense	28,339	28,630	25,177
Gain on sale of assets, net	(3,237)	(1,176)	(12,695)
Other (income) expense, net	(235)	1,463	(585)
Income before income taxes	42,312	34,584	19,637
Provision for income taxes	11,454	9,931	4,266
Net income	$30,858	$24,653	$15,371

Basic and diluted net income per common share (1)	$0.20	$0.16	$0.10

Weighted average common shares outstanding:
Basic	154,163	154,358	153,550
Diluted	154,401	154,412	153,687

(1)	Basic and diluted net income per common share is computed using the two-class method to determine the net income per share for each class of common stock and participating security (restricted stock and stock-settled restricted stock units that have non-forfeitable rights to receive dividends or dividend equivalents) according to dividends declared and participation rights in undistributed earnings. Accordingly, we have excluded net income attributable to participating securities from our calculation of basic and diluted net income per common share.

Archrock, Inc.

Unaudited Supplemental Information

(in thousands, except percentages, per share amounts and ratios)

Three Months Ended
September 30,	June 30,	September 30,
2023	2023	2022
Revenue:
Contract operations	$207,552	$201,120	$170,497
Aftermarket services	45,815	46,423	43,171
Total revenue	$253,367	$247,543	$213,668

Gross margin (1):
Contract operations	$132,279	$125,087	$98,803
Aftermarket services	9,127	11,080	7,338
Total gross margin	$141,406	$136,167	$106,141

Gross margin percentage:
Contract operations	64%	62%	58%
Aftermarket services	20%	24%	17%
Total gross margin percentage	56%	55%	50%

Selling, general and administrative	$28,558	$28,649	$30,500
% of revenue	11%	12%	14%

Adjusted EBITDA (1)	$120,150	$112,775	$91,919
% of revenue	47%	46%	43%

Capital expenditures	$74,501	$103,084	$64,966
Proceeds from sale of property, plant and equipment and other assets	(16,570)	(9,367)	(44,262)
Net capital expenditures	$57,931	$93,717	$20,704

Total available horsepower (at period end) (2)	3,773	3,770	3,747
Total operating horsepower (at period end) (3)	3,608	3,578	3,353
Average operating horsepower	3,593	3,549	3,355
Horsepower utilization:
Spot (at period end)	96%	95%	89%
Average	95%	95%	88%

Dividend declared for the period per share	$0.155	$0.155	$0.145
Dividend declared for the period to all shareholders	$24,282	$24,353	$22,645
Cash available for dividend coverage (4)	2.6	x	2.1	x	1.8	x

Free cash flow (1)	$62,859	$(62,738)	$56,296
Free cash flow after dividend (1)	$38,609	$(86,242)	$33,737

(1)	Management believes gross margin, Adjusted EBITDA, free cash flow and free cash flow after dividend provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.
(2)	Defined as idle and operating horsepower and includes new compressor units completed by a third party manufacturer that have been delivered to us.
(3)	Defined as horsepower that is operating under contract and horsepower that is idle but under contract and generating revenue such as standby revenue.
(4)	Defined as cash available for dividend divided by dividends declared for the period.

	September 30,	June 30,	September 30,
	2023	2023	2022
Balance Sheet
Long-term debt (1)	$1,604,554	$1,639,239	$1,498,895
Total equity	861,093	855,533	869,816

(1)	Carrying values are shown net of unamortized premium and deferred financing costs.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Income to Adjusted EBITDA and Gross Margin

(in thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2023	2023	2022
Net income	$30,858	$24,653	$15,371
Depreciation and amortization	42,155	41,210	39,953
Long-lived and other asset impairment	2,922	2,892	4,154
Unrealized change in fair value of investment in unconsolidated affiliate	—	1,742	—
Restructuring charges	592	(85)	—
Interest expense	28,339	28,630	25,177
Stock-based compensation expense	3,191	3,197	2,998
Amortization of capitalized implementation costs (1)	639	605	—
Provision for income taxes	11,454	9,931	4,266
Adjusted EBITDA (2)	120,150	112,775	91,919
Selling, general and administrative	28,558	28,649	30,500
Stock-based compensation expense	(3,191)	(3,197)	(2,998)
Amortization of capitalized implementation costs	(639)	(605)	—
Unrealized change in fair value of investment in unconsolidated affiliate	—	(1,742)	—
Gain on sale of assets, net	(3,237)	(1,176)	(12,695)
Other (income) expense, net	(235)	1,463	(585)
Gross margin (2)	$141,406	$136,167	$106,141

(1)	The amortization of capitalized implementation costs is a new adjustment beginning in the fourth quarter of 2022; as such, only the amounts for the first second and third quarters of 2023 have been included.
(2)	Management believes Adjusted EBITDA and gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Income to Adjusted EBITDA and Cash Available for Dividend

(in thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2023	2023	2022
Net income	$30,858	$24,653	$15,371
Depreciation and amortization	42,155	41,210	39,953
Long-lived and other asset impairment	2,922	2,892	4,154
Unrealized change in fair value of investment in unconsolidated affiliate	—	1,742	—
Restructuring charges	592	(85)	—
Interest expense	28,339	28,630	25,177
Stock-based compensation expense	3,191	3,197	2,998
Amortization of capitalized implementation costs (1)	639	605	—
Provision for income taxes	11,454	9,931	4,266
Adjusted EBITDA (2)	120,150	112,775	91,919
Less: Maintenance capital expenditures	(24,103)	(27,347)	(24,084)
Less: Other capital expenditures	(5,264)	(5,129)	(2,091)
Less: Cash tax payment	(53)	(1,120)	—
Less: Cash interest expense	(27,709)	(26,952)	(24,390)
Cash available for dividend (3)	$63,021	$52,227	$41,354

(1)	The amortization of capitalized implementation costs is a new adjustment beginning in the fourth quarter of 2022; as such, only the amounts for the first second and third quarters of 2023 have been included.
(2)	Management believes Adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.
(3)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Cash Flows from Operating Activities to Cash Available for Dividend

(in thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2023	2023	2022
Net cash provided by operating activities	$120,070	$30,542	$76,808
Inventory write-downs	(22)	(143)	(319)
Provision for (benefit from) credit losses	94	(200)	393
Gain on sale of assets, net	3,237	1,176	12,695
Current income tax provision	460	395	115
Cash tax payment	(53)	(1,120)	—
Amortization of operating lease ROU assets	(839)	(826)	(832)
Amortization of contract costs	(5,386)	(5,160)	(4,962)
Deferred revenue recognized in earnings	2,289	4,278	4,168
Cash restructuring charges	381	842	—
Changes in assets and liabilities	(27,843)	54,919	(20,537)
Maintenance capital expenditures	(24,103)	(27,347)	(24,084)
Other capital expenditures	(5,264)	(5,129)	(2,091)
Cash available for dividend (1)	$63,021	$52,227	$41,354

(1)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Cash Flows From Operating Activities to Free Cash Flow and Free Cash Flow After Dividend

(in thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2023	2023	2022
Net cash provided by operating activities	$120,070	$30,542	$76,808
Net cash used in investing activities	(57,211)	(93,280)	(20,512)
Free cash flow (1)	62,859	(62,738)	56,296
Dividends paid to stockholders	(24,250)	(23,504)	(22,559)
Free cash flow after dividend (1)	$38,609	$(86,242)	$33,737

(1)	Management believes free cash flow and free cash flow after dividend provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Income to Adjusted EBITDA and Cash Available for Dividend

(in thousands)

	Annual Guidance Range
	2023
	Low	High
Net income (1)	$93,800	$113,800
Interest expense	111,000	111,000
Provision for income taxes	40,000	40,000
Depreciation and amortization	163,000	163,000
Stock-based compensation expense	13,000	13,000
Long-lived and other asset impairment	5,500	5,500
Amortization of capitalized implementation costs	2,700	2,700
Restructuring charges	1,000	1,000
Adjusted EBITDA (2)	430,000	450,000

(1)	2023 annual guidance for net income includes $5.5 million of long-lived and other asset impairment as of June 30, 2023, but does not include the impact of any such future costs, because due to their nature, they cannot be accurately forecasted. Long-lived and other asset impairment does not impact Adjusted EBITDA or cash available for dividend, however it is a reconciling item between these measures and net income. Long-lived and other asset impairment for both 2022 and 2021 was $21.4 million.
(2)	Management believes Adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.